Exhibit 10.3(b)

AMENDMENT 2004-2

NATIONWIDE HEALTH PROPERTIES, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Nationwide Health Properties, Inc. (the “Company”) maintains the Nationwide Health Properties, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Compensation Committee under the Plan has the right to amend the Plan; and

WHEREAS, the Compensation Committee previously amended the Plan to add a provision under which the installment payments to R. Bruce Andrews would be calculated by assuming future investment earnings, and the Compensation Committee now wishes to remove such provision

NOW, THEREFORE, the appendix to the Plan regarding payments to R. Bruce Andrews is hereby amended to read as follows:

“Appendix regarding payments to R. Bruce Andrews.

Notwithstanding Section 7.2, the payments under the Plan to R. Bruce Andrews (“Mr. Andrews”) shall be payable in annual installments over a period of seventeen years, commencing May 1, 2004 or as soon thereafter as feasible. In the event Mr. Andrews should die prior to the completion of the above payments, his entire unpaid Account shall be distributed as soon as administratively feasible to his Beneficiary.

During the period for which installment payments are made, Mr. Andrews shall have the right to designate which Investment Option(s) shall apply to the unpaid portion of his Account.”

IN WITNESS WHEREOF, this amendment is hereby adopted this 13th day of December, 2004.

NATIONWIDE HEALTH PROPERTIES, INC.

By	/s/ Mark L. Desmond
Mark L. Desmond

Its Senior Vice President and Chief Financial Officer

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